SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2004

GoRemote Internet Communications, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27871	77-0368092
(Commission File Number)	(IRS Employer Identification No.)

1421 McCarthy Blvd., Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 955-1920

(Registrant’s telephone number, including area code)

GRIC Communications, Inc.

(Former name or former address, if changed since last report)

Item 5:          Other Events.

On May 19, 2004, GRIC Communications, Inc. (the “Company”) announced that it had changed its name to GoRemote Internet Communications, Inc., following approval of the name change by the Company’s stockholders at the Company’s annual stockholders meeting.  The Company’s Nasdaq National Market trading symbol - GRIC - will remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoRemote Internet Communications, Inc.

Date: May 19, 2004	By:	/s/ DAVID L. TEICHMANN
David L. Teichmann
Senior Vice President, General Counsel and Secretary